AMENDMENT NO. 2 TO THE CREDIT AGREEMENT


                  AMENDMENT NO. 2 TO THE CREDIT  AGREEMENT dated as of March 28,
2001  (this  "Amendment")  among  American  Safety  Razor  Company,  a  Delaware corporation (the "Borrower"), RSA Holdings Corp. of Delaware, a Delaware corporation ("Holdings"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof under the caption "Lenders" (the "Lenders"), Bank of America, N.A., as successor by merger to NationsBank, N.A. ("BofA"), as Issuing Bank and Swing Line Bank, DLJ Capital Funding, Inc. ("DLJ") as the syndication agent (in such capacity, the
"Syndication Agent") for the Facilities (as defined therein), DLJ and Banc of America Securities LLC, as successor by merger to NationsBanc Montgomery Securities LLC, as co-arrangers (the "Co-Arrangers"), and BofA, as the administrative and collateral agent (the "Administrative Agent") for the Lender Parties (and together with the Syndication Agent and the Co-Arrangers, the "Agents").

                  PRELIMINARY STATEMENTS:

     (1) The Borrower, Holdings, the Lenders and the Agents have entered into a Credit Agreement dated as of April 23, 1999 (as amended, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms defined in the Credit Agreement and not otherwise defined in this Amendment are used herein as therein defined.

     (2) The parties hereto have agreed to amend the Credit Agreement as hereinafter set forth.

     SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

     (a) Section 1.01 is hereby amended by inserting the following definitions thereto in proper alphabetical order:

     "`Amendment No. 2 to the Credit Agreement' means Amendment No. 2 to the Credit Agreement dated as of March 28, 2001.";

                           "`BofA' means Bank of America, N.A.";

                           "`BofA Credit  Agreement'  means the credit agreement
                  dated as of the date hereof between the Borrower, as borrower, and BofA, as lender, pursuant to which BofA has agreed to lend the Borrower up to $5,000,000.";

                           "`BofA   Loan   Documents'   means  the  BofA  Credit
                  Agreement, the BofA Loan Guaranty and the promissory note delivered in connection with the BofA Credit Agreement.";

                    "`BofA  Loan  Guaranty'  means the  guaranty  dated the date hereof made by J.W. Childs Equity Partners II, L.P. in favor of BofA pursuant to the BofA Credit Agreement."; and

                    "`BofA Loan Termination  Date' means the `Termination  Date'
               as defined in the BofA Credit Agreement.".

                    "`J.W. Childs Senior Bank Guaranty' means the guaranty dated the date hereof made by J.W. Childs Equity Partners II, L.P. in favor of the Working Capital Lenders.

                  (b) Clause (a) of the definition of "Consolidated EBITDA" contained in Section 1.01 is hereby amended by adding the following language before the word "plus" therein:

                           "provided  that the total  amount of  pension  income
                  included in the  determination  of net income shall not exceed
                  (A) for each quarter of the fiscal year 2001, $525,000 accrued during that quarter and (B) for each quarter of the fiscal year 2002, $400,000, accrued during that quarter".

                  (c) The  definition  of  "Consolidated  EBITDA"  contained  in
         Section 1.01 is hereby further amended by deleting the period at the end thereof and replacing it with the following:

                           "plus (c) the sum of (i) costs  incurred  during  the
                  fiscal year 2000 by the Borrower and its Subsidiaries in connection with the settlement, payment of a judgment of a court of competent jurisdiction or other final disposition of a 1998 claim brought against Megas Beauty Care, Inc. by a former employee thereof, in a maximum amount not to exceed $1,000,000, (ii) for determination during the fiscal years 2001 and 2002, restructuring costs in connection with the rationalization of the Borrower's cotton and soap businesses in a maximum aggregate amount not to exceed $1,500,000 in cash expenses and $2,500,000 in non-cash expenses for both years and (iii) fees and expenses (including the reasonable fees of counsel to the Borrower) associated with the negotiation and execution of Amendment No. 2 to the Credit Agreement and the BofA Loan Documents in an aggregate amount not to exceed $500,000.".

                         (d) Section  2.01(c) is hereby  amended by deleting the
                    period at the end of the first sentence thereof and replacing it with the following:

                         "provided,  further,  that (i) for the period beginning
                    on the Effective Date and ending on March 31, 2002, or such earlier date on which the Borrower has provided to the Lender notice of Borrower's Consolidated EBITDA for fiscal year 2001, no additional Working Capital Advances shall be made at any time when the aggregate amount of Working Capital Advances, Swing Line Advances, Letter of Credit Advances and the Available Amount of all Letters of Credit then outstanding is greater than $20,000,000, unless the unused portion of BofA's commitment under the BofA Loan Documents is equal to zero, and (ii) for the period beginning on March 31, 2002, or such earlier date on which the Borrower has provided notice to the Lender of its Consolidated EBITDA for fiscal year 2001, no additional Working Capital Advances shall be made at any time when the aggregate amount of Working Capital Advances, Swing Line Advances, Letter of Credit Advances and the Available Amount of all Letters of Credit then outstanding is greater than $20,000,000 unless (x) Consolidated EBITDA of the Borrower and its Subsidiaries for the fiscal year 2001 is greater than or equal to $48,925,000 or (y) the unused portion of BofA's commitment under the BofA Loan Documents is equal to zero. ".

                    (e) Section 2.14 is hereby amended by adding to the end thereof the following:

                  "The proceeds of the Working Capital Advances shall not be used to repay amounts borrowed under or in respect of the BofA Loan Documents, whether at scheduled maturity or otherwise.".

                  (f) Section 5.02(b)(i) is hereby amended by deleting the word "and" at the end of clause (B) thereof, inserting the word "and" at the end of clause (C) thereof and by adding to the end thereof a new clause
         (D) to read as follows:

                           "(D) Debt  under the BofA Loan  Documents;  provided,
                  that, the amount of Debt otherwise permitted under Section 5.02(b)(iii)(H) shall be reduced by the aggregate amount of `Loans' outstanding under the BofA Loan Documents;".

                  (g) Section 5.02(j) is hereby amended by deleting the word "and" at the end of clause (i) thereof and replacing it with a comma, deleting the period at the end thereof and replacing it with a comma and by adding a new clause (iii) to the end thereof to read as follows:

                           "(iii)  prepayments  of amounts  owing under the BofA
                  Credit Agreement in accordance with the terms thereof, provided, that, no Default has occurred or is continuing and the aggregate amount of outstanding Working Capital Advances is equal to or less than $20,000,000. ".

                    (h) Section  5.04(a) is hereby amended by deleting the table contained therein and replacing it with the following table:

                             ---------------------------------- ----------------------- --------------------------
                                                                 (Subordinated Notes     (Subordinated Notes Not
                                Each Month During                 Issued)                   Issued)
                                Quarter Ending In                  Ratio                    Ratio
                             ---------------------------------- ----------------------- --------------------------

                             June 30, 1999                               6.25                     4.70
                             September 30, 1999                          6.25                     4.70
                             December 31, 1999                           6.25                     4.70
                             March 31, 2000                              6.25                     4.70
                             June 30, 2000                               6.25                     4.50
                             September 30, 2000                          6.25                     4.25
                             December 31, 2000                           5.50                     4.25
                             March 31, 2001                              5.50                     4.00
                             June 30, 2001                               5.50                     4.00
                             September 30, 2001                          5.00                     4.00
                             December 31, 2001                           5.00                     4.00
                             March 31, 2002                              5.00                     3.90
                             June 30, 2002                               5.00                     3.75
                             September 30, 2002                          4.50                     3.50
                             December 31, 2002                           4.50                     3.25
                             March 31, 2003                              4.50                     2.75
                             June 30, 2003                               4.50                     2.75
                             September 30, 2003                          3.75                     2.75
                             December 31, 2003                           3.75                     2.25
                             and thereafter

                             ---------------------------------- ----------------------- --------------------------

                    (i) Section  5.04(b) is hereby amended by deleting the table contained therein and replacing it with the following table:

                             -------------------------------------- ---------------------- -----------------------
                                                                     (Subordinated Notes    (Subordinated Notes
                                                                           Issued)              Not Issued)
                                       Quarter Ending In                    Ratio                  Ratio
                             -------------------------------------- ---------------------- -----------------------

                             June 30, 1999                                  1.00                    1.00
                             September 30, 1999                             1.00                    1.00
                             December 31, 1999                              1.00                    1.00
                             March 31, 2000                                 1.00                    1.00
                             June 30, 2000                                  1.00                    1.00
                             September 30, 2000                             1.00                    1.00
                             December 31, 2000                              1.00                    1.10
                             March 31, 2001                                 1.00                    1.00
                             June 30, 2001                                  1.00                    1.00
                             September 30, 2001                             1.00                    1.00
                             December 31, 2001                              1.00                    1.00
                             March 31, 2002                                 1.00                    1.00
                             June 30, 2002                                  1.00                    1.05
                             September 30, 2002                             1.00                    1.05
                             December 31, 2002                              1.00                    1.05
                             March 31, 2003                                 1.00                    1.10
                                through June 30, 2005
                             September 30, 2005                             1.00                    1.00
                                and thereafter

                             -------------------------------------- ---------------------- -----------------------


                    (j) Section  5.04(c) is hereby amended by deleting the table contained therein with the following table:

                             -------------------------------- ------------------------ ---------------------------
                                                                (Subordinated Notes     (Subordinated Notes Not
                                                                      Issued)                   Issued)
                             Quarter Ending In                         Ratio                     Ratio
                             -------------------------------- ------------------------ ---------------------------

                             June 30, 1999                             1.50                       2.25
                             September 30, 1999                        1.50                       2.25
                             December 31, 1999                         1.50                       2.25
                             March 31, 2000                            1.50                       2.25
                             June 30, 2000                             1.50                       2.25
                             September 30, 2000                        1.50                       2.25
                             December 31, 2000                         1.75                       2.50
                             March 31, 2001                            1.75                       2.50
                             June 30, 2001                             1.75                       2.50
                             September 30, 2001                        2.00                       2.50
                             December 31, 2001                         2.00                       2.60
                             March 31, 2002                            2.00                       2.70
                             June 30, 2002                             2.00                       2.80
                             September 30, 2002                        2.25                       2.90
                             December 31, 2002                         2.50                       2.90
                             March 31, 2003                            2.50                       3.50
                             June 30, 2003                             2.50                       3.50
                             September 30, 2003                        2.75                       3.50
                             December 31, 2003                         2.75                       3.50
                             March 31, 2004                            2.75                       3.50
                             June 30, 2004                             2.75                       3.50
                             September 30, 2004                        2.75                       3.50
                             December 31, 2004                         3.00                       3.50
                              and thereafter

                             -------------------------------- ------------------------ ---------------------------


                    (k) Section  6.01 is hereby  amended by adding after the end of clause (n) thereof a new clause (o) to read as follows:

                    "(o) any  provision of the J.W.  Childs Senior Bank Guaranty after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against J.W. Childs Equity Partners II, L.P.;"

               SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when:

                  (a) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, Holdings and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment;

                    (b) each Subsidiary Guarantor shall have executed a consent to this Amendment in the form attached hereto;

                  (c) the Administrative Agent shall have received an executed copy of the J.W. Childs Senior Bank Guaranty in form and substance satisfactory to the Lender Parties.

                  (d) each of the BofA Loan  Documents  shall have been executed
         by  the  parties   thereto  and  all   conditions   precedent   to  the
         effectiveness thereof shall have been satisfied;

                    (e) each  Lender that  executes  this  Amendment  shall have received payment of the amendment fee referred to in Section 5(b); and

                    (f) in addition to the foregoing,  this Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

               SECTION 3. Representations and Warranties of the Borrower. Each of the Borrower and Holdings represents and warrants as follows:

                  (a) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that by their terms, refer to a specific date, in which case, as of such specific date;

                  (b) no Default has occurred and is continuing under the Credit Agreement, as amended hereby, or would result from this Amendment.

                  SECTION 4. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

                  (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  SECTION 5. Costs, Expenses; Taxes; Fees, Etc. (a) The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

                  (b) Concurrently with the effectiveness of this Amendment, the Borrower shall pay to each Lender that executes this Amendment on or prior to 10:00 a.m. (New York time) on Wednesday, March 28, 2001, for its own account, an amendment fee equal to 0.25 of 1% of such Lender's Commitment as on the date hereof.

                  SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                 AMERICAN SAFETY RAZOR COMPANY


                                 By /s/J. Andrew Bolt
                                    ---------------------------------
                                     Name: J. Andrew Bolt
                                     Title: Senior Vice President and
                                              Chief Financial Officer


                                 RSA HOLDINGS CORP.  OF DELAWARE


                                 By /s/Adam Suttin
                                    ----------------------
                                     Name: Adam Suttin
                                     Title: Vice President

                                 BANK OF AMERICA, N.A., as Administrative Agent
                                    and as Lender

                                 By /s/W. Larry Hess
                                    -------------------------
                                     Name: W. Larry Hess
                                     Title: Managing Director


                                 BANC OF AMERICA SECURITIES LLC, as Co-Arranger


                                 By /s/W. Larry Hess
                                    -------------------------
                                     Name: W. Larry Hess
                                     Title: Managing Director

                                 LENDERS

                                 BHF (USA) CAPITAL CORPORATION

                                 By /s/Christopher J. Ruzzi
                                    ---------------------------
                                     Name: Christopher J. Ruzzi
                                     Title: Vice President


                                 By /s/Lisa Moraglia
                                    --------------------
                                     Name: Lisa Moraglia
                                     Title: Associate

                                 BLACK DIAMOND INTERNATIONAL FUNDING, LTD.


                                 By /s/David Dyer
                                    -----------------
                                     Name: David Dyer
                                     Title: Director

                                 COMERICA BANK


                                 By /s/Marc D. Adams
                                    ---------------------
                                     Name: Marc D. Adams
                                     Title: Associate - Private Equity Group

                                 FLEET BANK N.A.


                                 By /s/Michael J. Sullivan
                                    ---------------------------
                                     Name: Michael J. Sullivan
                                     Title: Vice President

                                 KZH SOLEIL-2 LLC


                                 By /s/Kimberly Rowe
                                    ------------------------
                                     Name: Kimberly Rowe
                                     Title: Authorized Agent


                                 KZH SOLEIL LLC


                                 By /s/Kimberly Rowe
                                    ------------------------
                                     Name: Kimberly Rowe
                                     Title: Authorized Agent

                                 MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST


                                 By /s/Sheila Finnerty
                                    -----------------------------
                                     Name: Sheila Finnerty
                                     Title: Senior Vice President

                                 OLYMPIC FUNDING TRUST SERIES
                                     1999-1


                                 By /s/Ann E. Morris
                                    ------------------------
                                     Name: Ann E. Morris
                                     Title: Authorized Agent

                                 THE PROVIDENT BANK


                                 By /s/Steve Touvelle
                                    ---------------------
                                     Name: Steve Touvelle
                                     Title: VP

                                 SRF TRADING INC.


                                 By /s/Ann E. Morris
                                    -----------------------------
                                     Name: Ann E. Morris
                                     Title: Asst. Vice President

                                 STEIN ROE FLOATING RATE LIMITED LIABILITY
                                 COMPANY


                                 By /s/James R. Fellows
                                    ---------------------------------------
                                     Name: James R. Fellows
                                     Title: Senior Vice President
                                            Stein Roe & Farnham Incorporated,
                                            as Advisor to the Stein Roe
                                            Floating Rate Limited Liability
                                            Company

                                 LIBERTY-STEINROE ADVISOR FLOATING RATE
                                 ADVANTAGE FUND, by Stein Roe & Farmham
                                 Incorporated As Advisor


                                 By /s/James R. Fellows
                                    ------------------------------
                                      Name: James R. Fellows
                                      Title: Sr. Vice President &
                                             Portfolio Manager

                                 SRF 2000 LLC


                                 By /s/Ann E. Morris
                                    ----------------------------
                                     Name: Ann E. Morris
                                     Title: Asst. Vice President

                                 BLACK DIAMOND CLO 2000-1 LTD.


                                 By /s/David Dyer
                                    --------------------------
                                     Name: David Dyer
                                     Title: Director

                                 SUMMIT BANK


                                 By /s/Michael J. Sullivan
                                    ---------------------------
                                     Name: Michael J. Sullivan
                                     Title: Vice President

                                 VAN KAMPEN
                                 SENIOR INCOME TRUST
                                 By: Van Kampen Investment Advisory Corp.


                                 By /s/Darvin D. Pierce
                                    ----------------------
                                     Name: Darvin D. Pierce
                                     Title: Principal


                                 VAN KAMPEN
                                 SENIOR FLOATING RATE FUND
                                 By: Van Kampen Investment Advisory Corp.


                                 By /s/Darvin D. Pierce
                                    ----------------------
                                     Name: Darvin D. Pierce
                                     Title: Principal

                                 VAN KAMPEN CLO I, LIMITED
                                 BY: VAN KAMPEN
                                 MANAGEMENT INC.,
                                 as Collateral Manager


                                 By /s/Darvin D. Pierce
                                    ----------------------
                                     Name: Darvin D. Pierce
                                     Title: Principal


                                 VAN KAMPEN CLO II, LIMITED
                                 BY: VAN KAMPEN
                                 MANAGEMENT INC.,
                                 as Collateral Manager


                                 By /s/Darvin D. Pierce
                                    ----------------------
                                     Name: Darvin D. Pierce
                                     Title: Principal

               Consent to Amendment No. 2 to ASR Credit Agreement

                                     CONSENT




                                                     Dated as of March 28, 2001



                  Each of the undersigned corporations, as a Guarantor under the Subsidiary Guaranty dated as of April 23, 1999 (the "Guaranty") in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.


                                 SUBSIDIARY GUARANTORS

                                 AMERICAN SAFETY RAZOR CORPORATION


                                 By /s/J. Andrew Bolt
                                    ----------------------
                                     Name: J. Andrew Bolt
                                     Title: Vice President


                                 RSA HOLDINGS CORP. OF DELAWARE


                                 By /s/Adam Suttin
                                    ----------------------
                                     Name: Adam Suttin
                                     Title: Vice President


                                 PERSONNA INTERNATIONAL DE PUERTO RICO, INC.


                                 By /s/J. Andrew Bolt
                                    ----------------------
                                     Name: J. Andrew Bolt
                                     Title: Vice President

                                 THE HEWITT SOAP COMPANY, INC.


                                 By /s/J. Andrew Bolt
                                    ----------------------
                                     Name: J. Andrew Bolt
                                     Title: Vice President


                                 MEGAS BEAUTY CARE, INC.


                                 By /s/J. Andrew Bolt
                                    ----------------------
                                     Name: J. Andrew Bolt
                                     Title: Vice President


                                 VALLEY PARK REALTY, INC.


                                 By /s/J. Andrew Bolt
                                    ----------------------
                                     Name: J. Andrew Bolt
                                     Title: Vice President